UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

West Texas Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-178437	99-0365272
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5729 Lebanon Road, Suite 144

Frisco, Texas  75034

(Address of principal executive offices) (zip code)

(972) 712-1039

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2013, we entered into a loan agreement with our majority shareholder, Gary Bryant, pursuant to which Mr. Bryant loaned us $417,762, the proceeds of which were used to partially finance our acquisition of the Port Hudson interest described in Item 2.01 below. The loan bears interest on the unpaid principal amount at the rate of 8% per annum. All principal and interest are payable over a four year period, commencing November 1, 2013, at the amortized rate of $10,198 per month. Our obligations under the loan are secured by our working interest in the Port Hudson field.

On August 16, 2013, we entered into an agreement with Enovation Resources, LLC to purchase a 10.0167% working interest (7.2120% net revenue interest) in an offshore oil and gas field, known as West Cam 225, located in the shallow waters of the Gulf of Mexico near Cameron, Louisiana. Our purchase price for the working interest is $50,000, payable on August 28, 2013.

Item 2.01 Completion of Acquisition or Disposition of Assets

We acquired from Wells Fargo Energy Capital, Inc., effective as of April 1, 2013, a 7.24625% working interest (5.65158% net revenue interest) in the oil and gas leases, wells and attendant production in the Port Hudson field, Baton Rouge Parish, Louisiana, for total consideration of $702,900. The Port Hudson field has three producing wells that have produced a total of 1.1 million bbls to date with estimated total remaining recoverable proved developed producing reserves of 294,000 bbls, and 229,000 bbls of proven developed behind pipe reserves and are currently producing approximately 290 bbls per day. The entire purchase consideration was paid in July and August 2013. We completed the acquisition of the assets on August 14, 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 14, 2013, we entered into a loan agreement with our majority shareholder, Gary Bryant, pursuant to which Mr. Bryant loaned us $417,762. The terms of the loan are described in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a) and (b)

The Company intends to file by way of amendment to this Form 8-K the historical and pro forma financial statements of the Port Hudson field required by this Item 9.01 within 71 days of the required filing date of this Form 8-K.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description	Method of Filing

10.1	Letter Agreement dated July 3, 2013 between the Registrant and Wells Fargo Energy Capital, Inc.	(1)
10.2	Letter Agreement dated August 1, 2013 between Registrant and Gulfex Resources, LLC	(1)
10.3	Loan Agreement dated August 14, 2013 between Registrant and Gary Bryant	(1)
10.4	Promissory Note dated August 14, 2013 made by Registrant in favor of Gary Bryant	(1)
10.5	Letter Agreement dated August 16, 2013 between Registrant and Enovation Resources LLC	(1)

(1) Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 19, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST TEXAS RESOURCES, INC.

August 20, 2013	By:	/s/ Stephen E. Jones
Stephen E. Jones,
Chief Executive Officer

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